Exhibit 10.2

AMENDMENT TO CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Amendment to Convertible Note and Warrant Purchase Agreement (this “Amendment”) is entered into effective as of October 24, 2008 (the “Effective Date”), by and between AVAX Technologies, Inc., a Delaware corporation (the “Company”), and each of the purchasers (the “Purchasers”) of the Company’s 6% Convertible Notes Due December 31, 2008 (the “Convertible Promissory Notes”) issued pursuant to that certain Convertible Note and Warrant Purchase Agreement, dated as of October 24, 2008 (the “Purchase Agreement”), by and between the Company. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, the Purchase Agreement currently requires that no Convertible Promissory Notes or Warrants may be issued thereunder for an aggregate principal amount of Convertible Promissory Notes of less than $1,500,000; and

WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement to reduce the minimum aggregate principal amount of Convertible Promissory Notes that are required to be issued thereunder as part of the Closing from $1,500,000 to $1,291,000.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 2 of the Purchase Agreement. Section 2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 2. Closing.  The closing (the “Closing”) of the purchase and sale of each Note and the Warrant (the “Transaction”) will take place by telephone, facsimile and express mail on such date as each Purchaser and the Company may agree, provided that no Notes or Warrants may be issued by the Company pursuant to this Agreement after [_____], 2008 or for an aggregate principal amount of Notes of less than $1,291,000, which shall include the funds provided to the Company over the prior three months by certain members of the Company’s board of directors and Paul Larue in the aggregate amount of $191,000. The date of the Closing for each Purchaser is referred to as the “Closing Date.”  At the Closing, each Purchaser shall deliver to the Company, by check or wire transfer of immediately available funds to the Company’s bank account, the Purchase Price, and the Company shall issue and deliver to each Purchaser a Note and a Warrant against payment of the Purchase Price.”

2.	Effect of Amendment. Except as expressly modified by this Amendment, the Purchase Agreement and the Convertible Promissory Notes shall remain unmodified and in full force and effect.

3.
Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

4.
Counterparts. This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.
COMPANY:

AVAX TECHNOLOGIES, INC.

By:	________________________________
Francois Martelet, Chief Executive Officer

Address:	2000 Hamilton Street, Suite 204
Philadelphia, PA 10130

PURCHASERS:

By: __________________________
Name: __________________________

By: __________________________
Name: __________________________

By:  __________________________
Name: __________________________

By:  __________________________
Name: __________________________

By:  __________________________
Name: __________________________